Exhibit 99.1

Media Contact:

Kimberly Kuo

Senior Vice President, Public Affairs,

Communications and Communities

704-557-4584

Investor Contact:

Scott Anthony

Executive Vice President, Chief Financial Officer

704-557-4633

Coca-Cola Bottling Co. Consolidated Announces Company Name Change

CHARLOTTE, N.C., Jan. 02, 2019 (GLOBE NEWSWIRE) -- Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE) has changed the Company’s legal name from “Coca-Cola Bottling Co. Consolidated” to “Coca-Cola Consolidated, Inc.” The name change became effective January 1, 2019. The Company will continue to trade on the NASDAQ Global Select Market under the ticker symbol “COKE.”

About Coca-Cola Consolidated, Inc.

Coke Consolidated is the largest Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For more than 116 years, we have been deeply committed to the consumers, customers and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell and deliver beverages of The Coca-Cola Company and other partner companies in more than 300 brands and flavors to 65 million consumers in territories spanning 14 states and the District of Columbia.

Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ Global Select Market under the symbol “COKE.” More information about the Company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

–Enjoy Coca-Cola–